EXHIBIT 10.6

SECURITY AGREEMENT

This Security Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of January 12, 2011, is executed by ZAP, a California corporation (together with its successors and assigns, “Debtor”), in favor of China Electric Vehicle Corporation, a British Virgin Island company, as secured party (together with its successors and assigns, “Secured Party”).

RECITALS

A.           Debtor and Secured Party have executed a Senior Secured Convertible Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, restated, modified or otherwise supplemented from time to time, the “Securities Purchase Agreement”).

B.           Pursuant to the Securities Purchase Agreement, Debtor has executed a Senior Secured Convertible Promissory Note, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Note”) in the principal amount of nineteen million dollars ($19,000,000.00) in favor of Secured Party.

C.           In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Account Debtor” shall mean a Person who is obligated under an Account or any Chattel Paper, Document, Instrument, General Intangible or Supporting Obligation in respect thereof or relating thereto.

“Account” shall mean “account” as defined in the UCC, and all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any General Intangible, together with all of Debtor’s rights, if any, in any goods or other property giving rise to such right to payment.

“Applicable Law” shall mean all laws, rules, regulations and binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, rulings and decrees of Governmental Authorities having jurisdiction over such Person.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC.

“Collateral” has the meaning given to that term in Section 2 hereof.

“Commercial Tort Claim” shall have the meaning given to such term in Article 9 of the UCC.

“Copyright” means all:

(a)           Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of Debtor’s rights corresponding thereto throughout the world;

(b)           Rights under or interests in any copyright license agreements with any other party, whether Debtor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Secured Party’s rights under the Transaction Documents; and

(c)           Copyrightable materials now or hereafter owned by Debtor, including without limitation, all tangible property embodying the copyright described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

“Deposit Account” shall mean “deposit account” as defined in Article 9 of the UCC.

“Document” shall mean “document” as defined in Article 9 of the UCC.

“Equipment” shall mean all “equipment” as defined in Article 9 of the UCC.

“Event of Default” has the meaning given to that term in the Note.

“Financed Receivables” shall mean all receivables against which advances are made to Debtor under the Note.

“General Intangible” shall mean “general intangible” as defined in Article 9 of the UCC.

“Goods” shall mean all “goods” as defined in Article 9 of the UCC.

“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, Canada, or a province or territory thereof, or any other foreign entity or government.

“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or the commencement of any proceeding under any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, receiver-manager, monitor, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property under any bankruptcy or insolvency law; or (c) an assignment or trust mortgage for the benefit of creditors under any bankruptcy or insolvency law.

“Instrument” shall mean “instrument” as defined in Article 9 of the UCC.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Debtor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” shall mean: (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Debtor’s business; all goods in which Debtor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by Debtor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means “investment property” as defined in Article 9 of the UCC.

“Letter-of-Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.

“Patents” means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether Debtor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Supporting Obligations” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademarks” means all (a) trademarks, trademark registrations, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world, (b) licenses pertaining to any such mark whether Debtor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world, (f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by Debtor, their subsidiaries or licensees of products sold under or in connection with such marks, including without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (i) renewals and proceeds of any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Securities Purchase Agreement.

2. Grant of Security Interest.  As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interests of Debtor in and to all of the following property, whether now existing or hereafter from time to time acquired by the Company, including, but not limited to the following types of property (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all Chattel paper;

(c)           all Commercial Tort Claims listed on Schedule B.

(d)           all Deposit Accounts and cash;

(e)           all Documents;

(f)           all Equipment;

(g)           all General Intangibles;

(h)           all Goods;

(i)           all Instruments;

(j)           all Intellectual Property;

(k)           all Inventory;

(l)           all Investment Property;

(m)           all Letter-of-Credit rights;

(n)           upon completion of the Acquisition Transaction, all rights and title to, and interest in the Jonway Shares;

(o)           all accessions to, substitutions for, and all replacements, products, and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(p)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

3. Representations and Warranties.  Debtor represents and warrants to Secured Party that:

(a) Collateral.  (i) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (ii) upon the filing of UCC-1 financing statements in the appropriate filing offices and execution of a control agreement with respect to each Deposit Account, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing or execution of such control agreement, except for Permitted Liens; (iii) other than financing statements filed in favor of Secured Party, no effective UCC-1 financing statement, fixture filing or other instrument similar in effect under any Applicable Law covering all of any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Secured Party and (y) financing statements filed in connection with Permitted Liens; (iv) all inventory related to Accounts has been (or, in the case of hereafter produced inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; iv) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (v) the originals of all documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the chief executive office of Debtor set forth on Schedule B or at such other locations as Debtor may establish in accordance with Section 4(d), and (f) all information set forth in Schedule A and Schedule B hereto is true and correct.

(b) Accounts.  With respect to each Account,

(i) such Account represents valid, binding and enforceable obligations of the Account Debtor or other Persons obligated thereon;

(ii) such Account is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(iii) such Account arises out of a an undisputed, completed and bona fide sale and delivery of goods in the ordinary course of business consistent with past practices, and substantially in accordance with any purchase order, contract or other document relating thereto;

(iv) such Account is for a sum certain, maturing as stated in the invoice or purchase order covering such sale, a copy of which has been furnished to Secured Party;

(v) such Account is not subject to any offset, Lien (other than Secured Party’s Lien) deduction, defense, dispute, counterclaim or other adverse condition except as arising in the ordinary course of business and disclosed to Secured Party or as contemplated by clause (vii) below, and it is absolutely owing by the Account Debtor, without contingency in any respect;

(vi) no purchase order, agreement, document or Applicable Law restricts grants of security interests in such Account to Secured Party (unless under Applicable Law the restriction is ineffective), and Debtor is the sole payee or remittance party shown on the invoice;

(vii) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the ordinary course of business consistent with past practices for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Secured Party hereunder;

(viii) to the best of Debtor’s knowledge, (x) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (y) the Account Debtor had the capacity to contract when the Account arose, continues to meet Debtor’s customary credit standards, is solvent, is generally paying its debts as they become due (except to the extent that such Account Debtor has established adequate reserves therefor in accordance with GAAP), is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (z) there are no proceedings or actions threatened in writing or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition;

(ix) to the best of Debtor’s knowledge, all Accounts comply in all material respects with all Applicable Laws concerning form, content and manner of preparation and execution, including, where applicable, any federal or state consumer credit laws;

(x) Debtor has not assigned any of its rights under the Account except as provided in this Security Agreement or as set forth in or permitted by the other Transaction Documents;

(xi) all statements made, all unpaid balances and all other information in the books and records and other documentation pertaining to the Account are in all material respects true and correct and what they purport to be; and

(xii) the originals of all documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the chief executive office of Debtor set forth on Schedule B or at such other locations as Debtor may establish in accordance with Section 4(d), and all information set forth in Schedule B hereto is true and correct.

(c) Inventory Relating to Accounts.  Except for Inventory relating to Accounts that is in transit or as disclosed to Secured Party in writing prior to the date hereof, (i) no bailee, warehouseman or similar Person has possession of Inventory relating to Accounts and owned by Debtor and (ii) no Inventory relating to Accounts and owned by Debtor has been consigned to any Person or is held by such Debtor pursuant to a sale or return, sale on approval or similar arrangement.

(d) Intellectual Property.  (i) Debtor does not own any patents, trademarks, copyrights or mask works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described on Schedule A hereto; (ii) Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the trademarks shown on Schedule A and the goods and services covered by the registrations thereof and, to the extent registered, such registrations are valid and enforceable and in full force and effect; (iii) Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the patents shown on Schedule A and the registrations thereof are valid and enforceable and in full force and effect; (iv) Debtor has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the copyrights shown on Schedule A and according to the records of the Copyright Office, each of said copyrights is valid and enforceable and in full force and effect; (v) Debtor has, except for Permitted Liens, the sole, full and encumbered right, title and interest in and to the mask works shown on Schedule A and according to the records of the Copyright Office, each of said mask works is valid and enforceable and in full force and effect; (vi) there is no claim by any third party that any patents, trademarks, copyrights or mask works are invalid and unenforceable or do or may violate the rights of any Person; (vii) all licenses (other than non-exclusive licenses to end-users) of patents, trademarks, copyrights, mask works and trade secrets which Debtor has granted to any Person are set forth in Schedule A hereto; (viii) Debtor has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee's employment) an assignment to Debtor of all rights to such inventions, including patents; and (ix) Debtor has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

4. Covenants Relating to Collateral.  Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any Applicable Law, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' prior written notice to Secured Party, (i) not to change Debtor's name or place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor's records relating to accounts receivable and payment intangibles are kept, (ii) not to change Debtor’s state of incorporation, (iii) not to keep Collateral consisting of chattel paper at any location other than its chief executive office set forth in item 1 of Schedule B hereto, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than the locations set forth in item 5 of Schedule B hereto, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the validity and priority thereof or to enable Secured Party to exercise and enforce its rights and remedies hereunder, and to deliver promptly to Secured Party all originals of Collateral consisting of instruments; (g) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral; (h) if Secured Party gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose; (i) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (j) not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that Debtor may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Debtor; (k) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (l) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party; (m) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act); and (n) to permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor’s affairs, finances and accounts with its directors, officers and independent public accountants.

5. Covenants Relating to Accounts.  Debtor hereby agrees to:

(a) Upon the request of Secured Party, promptly provide Secured Party with: (i) master customer listings, including all names and addresses, together with copies or originals (as requested by Secured Party) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (ii) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each Financed Receivable, and listings of Accounts that are disputed or have been cancelled; and (iii) such other matters and information relating to the Accounts as Secured Party shall from time to time reasonably request;

(b) Give only normal discounts, allowances and credits and discounts, allowances and credits that are not materially less favorable to Debtor as is its standard practice as of the Closing Date as to Accounts, in the ordinary course of business, according to normal trade practices, and enforce all Accounts in accordance with their terms according to normal trade practices, and take all such action to such end as may from time to time be reasonably requested by Secured Party;

(c) Other than in the ordinary course of business, according to normal trade practices used by Debtor in the past, if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account exists or occurs, or if, to Debtor’s knowledge, any dispute, setoff, claim, counter-claim or defense exists or has been asserted or threatened with respect to an Account, disclose such fact fully to Secured Party in the books and records relating to such Account and in connection with any Financed Receivable or report furnished by Debtor to Secured Party relating to such Account; provided that after the occurrence and during the continuation of an Event of Default, Debtor shall not (i) grant any extension or renewal of time of payment of any Account, (ii) compromise or settle any dispute, claim or legal proceeding with respect to any Account for less than the total unpaid balance thereof, (iii) release, wholly or partially, any Person liable for the payment thereof, or (iv) allow any credit or discount thereon;

(d) If any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof that individually or in the aggregate become material, use reasonable efforts to, as promptly as practicable, notify Secured Party thereof and execute any documents and instruments and take any other steps reasonably requested by Secured Party in order that all monies due and to become due thereunder shall be assigned to Secured Party and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(e) In accordance with its sound business judgment, perform and comply in all material respects with its obligations in respect of the Accounts;

(f) Upon request of Secured Party, use reasonable efforts to, as promptly as practicable, mark the Accounts and all of Debtor’s books and records pertaining thereto with such legends as Secured Party shall reasonably specify to reference to the fact that Secured Party has a security interest therein;

(g) Upon request of Secured Party, (i) use reasonable efforts to, as promptly as practicable, notify all or any designated portion of the Account Debtors of Secured Party’s security interest, and (ii) upon the occurrence and during the continuation of an Event of Default, notify the Account Debtors or any designated portion thereof that payment shall be made directly to Secured Party or to such other Person or location as Secured Party shall specify;

(h) Upon the occurrence and during the continuation of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts as Secured Party shall require;

(i) If at any time Debtor shall take a security interest in any property of an Account Debtor to secure the payment and performance of an Account, Debtor shall (i) promptly notify Secured Party of such security interest and (ii) if requested by Secured Party, promptly assign such security interest to Secured Party; and

(j) With respect to any Account that is evidenced by, or constitutes, Chattel Paper or Instruments, Debtor shall cause each originally executed copy thereof to be delivered to Secured Party promptly after Debtor’s receipt thereof, appropriately indorsed to Secured Party or indorsed in blank.

6. Covenants Relating to Inventory.  Debtor hereby agrees, upon the request of Secured Party, to (i) use reasonable efforts to, as promptly as practicable, provide Secured Party with a report of all Collateral consisting of Inventory relating to Accounts, in form and substance reasonably satisfactory to Secured Party; (ii) monthly take a physical listing of such Inventory relating to Accounts and promptly deliver a copy of such physical listing to Secured Party; (iii) if any Collateral consisting of Inventory relating to Accounts is at any time evidenced by a document of title use reasonable efforts to, as promptly as practicable, deliver such document to Secured Party; and (iv) prior to any third party obtaining possession or control of any Inventory relating to Accounts, Debtor shall join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining acknowledgement from the third party that it is holding such Inventory for the benefit of Secured Party.

7. Covenants Regarding Intellectual Property.  Debtor hereby agrees:

(a) Debtor will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Secured Party's interest in the Collateral, the Lien granted to Secured Party in the Collateral and the first priority of such Lien;

(b) Except to the extent that Secured Party gives its prior written consent:

(i) Debtor (either itself or through licensees) will continue to use its trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such trademarks in full force and effect free from any claim of abandonment for nonuse, and Debtor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material trademark may become invalidated;

(ii) Debtor will not do any act or omit to do any act whereby any material patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Secured Party immediately if it knows of any reason or has reason to know that any patent registration may become abandoned or dedicated; and

(iii) Debtor will not do any act or omit to do any act whereby any material registered copyrights or mask works may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Secured Party immediately if it knows of any reason or has reason to know that any registered copyright or mask work may become abandoned or dedicated to the public domain.

(c) While any Obligations remain outstanding or Secured Party has any commitment to extend credit under any Transaction Document, without the prior written consent of Secured Party, Debtor shall not register or cause to be registered with the United States Copyright Office any copyright registrations with respect to any proprietary software of Debtor or any other property of Debtor that may be registered with the United States Copyright Office.

(d) Subject to Section 5(c), Debtor will take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks, Copyrights and mask works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder).

(e) While any Obligations are outstanding, Debtor shall (i) make application to the Patent and Trademark Office to register any material unpatented but patentable inventions developed by Debtor or its employees (within the scope of their employment), unless Debtor, in the exercise of its reasonable business judgment, deems any such patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a trade secret; and (ii) make application to the Patent and Trademark Office to register any registerable but unregistered material Trademarks used by Debtor in connection with its products or services.

(f) Debtor shall (i) use proper statutory notice in connection with its use of the Patents, Trademarks, Copyrights and mask works, (ii) maintain consistent standards of quality in its manufacture of products sold under the trademarks or provision of services in connection with the trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under Applicable Law of all material trade secrets.

(g) Debtor agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any Trademark owned by Debtor, Debtor shall promptly notify Secured Party of such use and of all steps taken and to be taken to remedy any infringement of any Trademark owned by Debtor.

(h) Debtor shall maintain with each employee who may have access to the trade secrets of Debtor an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee's employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to Debtor and further requiring such employee to cooperate fully with Debtor, its successors in interest, including Secured Party, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with Debtor or after the termination of such employment.

(i) Debtor shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of its Patents, Trademarks, Copyrights, mask works or trade secrets.  No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

8. Authorized Action by Secured Party.  Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (c) unless an Event of Default exists.  Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

9. Default and Remedies.

(a) Default.  Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to:  (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any Trademark, trade name, Copyright, Patent or technical process used by Debtor.  Debtor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable.  In furtherance of Secured Party's rights hereunder, Debtor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any Patent, Trademark, trade name, Copyright or other Intellectual Property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Litigation and Other Proceedings.  Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Debtor or Secured Party to enforce any rights in the Collateral, in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement.  If Secured Party elects not to bring suit to enforce any right under the Collateral, Debtor agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

10. Miscellaneous.

(a) Notices.  Except as otherwise provided herein, all notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

Secured Party:
China Electric Vehicle Corporation
In care of Priscilla Lu
Cathaya Capital, L.P.
718 Best Court
San Carlos, CA 94070

with a copy to:

Hogan Lovells US LLP
525 University Avenue, 4th Floor
Palo Alto, CA 94301
Attention: Jon Layman, Esq.
Fax No.:  (650) 463-4199

Debtor:                                ZAP
Attn: Chief Financial Officer
501 4th Street
Santa Rosa, CA 95401
Attention: Chief Executive Officer
Telephone: (707) 525-8658
Fax No.: (707) 525-8692

(b) Nonwaiver.  No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right

(c) Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights, duties and obligations hereunder without the prior written consent of Secured Party; provided, further, that Secured Party shall have the right to assign any and all of Secured Party’s rights, duties and obligations hereunder at any time without the prior written consent of Debtor.

(e) Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Transaction Documents or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder.  Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

(f) Payments Free of Taxes, Etc.  All payments made by Debtor under the Transaction Documents shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement.  Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g) Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h) Expenses.  Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(i) Headings.  Headings in this Security Agreement and each of the other Transaction Documents are for convenience of reference only and are not part of the substance hereof or thereof.

(j) Plural Terms.  All terms defined in this Security Agreement or any other Transaction Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

(k) Construction.  Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel.  Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

(l) Entire Agreement.  This Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(m) Other Interpretive Provisions.   References in this Security Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement refer to this Security Agreement, as the case may be, as a whole and not to any particular provision of this Security Agreement.  The words “include” and “including” and words of similar import when used in this Security Agreement shall not be construed to be limiting or exclusive.

(n) Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

ZAP

By: /s/ Steven Schneider

Name: Steven Schneider

Title: Chief Executive Officer

AGREED:

China Electric Vehicle Corporation,
a British Virgin Island company

[By: Cathaya Capital, L.P.,
as Secured Party

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner]

By:  /s/ Priscilla Lu

Name: Priscilla Lu

Title: Director

[Signature Page to Security Agreement]

SCHEDULE A
TO SECURITY AGREEMENT

COPYRIGHTS

None.

PATENTS

Patent #	Date Issued	Subject
Patent No. 5,491,390	2/13/1996	Electric motor power system for bicycles, tricycles, and scooters
Patent No. 5,671,821	9/30/1997	Electric motor system
Patent No. 5,848,660	12/15/1998	Portable Collapsible Scooter (ZAPPY)
Patent No. 5,634,423	6/3/1997	Personal Submersible Marine Vehicle
Patent No. 5,423,278	6/13/1995	Submersible Marine Vessel
Patent No. 5,303,666	4/19/1994	Submersible Marine Vessel
Patent No. 6,748,894	6/15/2004	Submersible Marine Vessel (sea scooter)
Patent No. 6,588,528	7/8/2003	Electric Vehicle Drive System
Patent No. 5,842,535	12/1/1998	Electric Drive Assembly for Bicycles
Patent No. 6,050,357	4/18/2000	Powered Skateboard
Patent No. 6,059,062	5/9/2000	Powered Roller Skates
Patent No. 5,735,361	4/7/1998	Dual-Pole Personal Towing Vehicle
Patent No. 5,913,373	6/22/1999	Dual-Pole Dual-Wheel Personal Towing Vehicle
Patent No. DS540,400	04/10/07	Three-Wheeled Vehicle (ZAPPY 3 Scooter)
Patent No. D433,718	11/14/2000	Portable Collapsible Scooter (ZAPPY)
Patent No. D347,418	5/31/1994	Scuba Scooter
Patent No. D359,022	6/6/1995	Scuba Scooter

PATENT APPLICATIONS

None.

TRADEMARKS

Mark	Registration No.	Registration Date
The Future is Electric	Trademark No. 2329466	12/21/99
ZAP	Trademark No. 1794866	07/06/93
ZAP Car	Trademark No. 2912329	12/21/04
ZAP Electric Vehicle Outlet	Trademark No. 2335090	03/28/00
ZAPPY	Trademark No. 2330894	03/21/00
Zapworld.com	Trademark No. 2371240	07/25/00
Zero Air Pollution	Trademark No. 2320346	12/22/00

TRADEMARK APPLICATIONS

None.

MASK WORKS

None.

SCHEDULE B
TO SECURITY AGREEMENT

DEBTOR PROFILE

1. Name.  The legal name of Debtor is and the address of its chief executive office is:

ZAP
501 4th Street
Santa Rosa, CA 95401

2. Organizational Identification Number; Federal Employer Identification Number.  The Debtor’s organizational identification number in its state of incorporation is 1913349 and Debtor's federal employer identification number is 94-3210624.

3. State of Incorporation; Prior Names.  Debtor was incorporated on September 23, 1994 in the state of California.  Since its incorporation Debtor has had the following legal names (other than its current legal name):

Date Debtor's Name
Prior Name                                                      Was Changed From Such Name

ZAP Power Systems                                        June 2, 1999
ZAPWorld.com                                               December 15, 2004

4. Debtor does business under the following trade names:

Trade Name	Is This Name Registered?	Registration No.	Registration Date
The Future is Electric	Yes	Trademark No. 2329466	12/21/99
ZAP	Yes	Trademark No. 1794866	07/06/93
ZAP Car	Yes	Trademark No. 2912329	12/21/04
ZAP Electric Vehicle Outlet	Yes	Trademark No. 2335090	03/28/00
ZAPPY	Yes	Trademark No. 2330894	03/21/00
Zapworld.com	Yes	Trademark No. 2371240	07/25/00
Zero Air Pollution	Yes	Trademark No. 2320346	12/22/00

5. Place of Business.  Debtor has the following places of business:

Address	Owner of Location	Brief Description of Assets and Value
501 4th Street, Santa Rosa, CA	ZAP	Corporate Headquarters; 20,000 square feet; approximate value - $2,700,000
8/9th Street, Santa Rosa, CA	Railroad Square LLC	Warehousing; 60,000 square feet
3362 & 3405 Fulton Road Santa Rosa, CA	Steven Schneider	Auto Lot / Office; 21,780 square feet; approximate value - $500,000

6. Assets in Possession of Third Parties.  The following are names and addresses of all persons or entities other than Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of intsruments, chattel paper, inventory or equipment:

Name                                Mailing Address                                                      County                                           State

None

7. Qualification To Do Business.  Debtor is qualified to do business in the following states:

All 50 States

8. Existing Security Interests.  Debtor's assets are subject to the following security interest of Persons other than the Collateral Agent:

None

9. Tax Assessments.  The following tax assessments are currently outstanding and unpaid:

Assessing Authority                                 Amount and Description

None

10. Bank Accounts; Securities Accounts:  The following is a complete list of all bank accounts and securities accounts maintained by Debtor (provide name and address of depository bank (or brokerage firm), type of account and account number):

Bank	Account Description	Account Number
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	ZAP Operating Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	ZAP Payroll Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	Voltage Vehicles Operating Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	Voltage Vehicles Payroll Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	Voltage Vehicles Money Market Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	ZAP Money Market Account	#231XXXXXXX
North Coast Bank 90 South E. Street, Santa Rosa, CA 95404	ZAP Inventory Purchases Account	#231XXXXXXX

11.Commercial Tort Claims.  Debtor has the following Commercial Tort Claims:

None